N-SAR Item 77H: Change in Control of Registrant

Below are the persons presumed to control Registrant’s series because such person owns more than 25% of a series based on the records of the series.

As of March 31st 2018

Fund	Name of Person	Ownership % of Series
COLUMBIA ADAPTIVE RETIREMENT 2020 FUND	COLUMBIA MGMT INVESTMENT ADVSR LLC	100.00%
COLUMBIA ADAPTIVE RETIREMENT 2030 FUND	COLUMBIA MGMT INVESTMENT ADVSR LLC	99.00%
COLUMBIA ADAPTIVE RETIREMENT 2040 FUND	COLUMBIA MGMT INVESTMENT ADVSR LLC	97.23%
COLUMBIA ADAPTIVE RETIREMENT 2050 FUND	COLUMBIA MGMT INVESTMENT ADVSR LLC	100.00%
COLUMBIA ADAPTIVE RETIREMENT 2060 FUND	COLUMBIA MGMT INVESTMENT ADVSR LLC	99.50%
COLUMBIA SOLUTIONS AGGRESSIVE PORTFOLIO	JPMCB NA CUST FOR COLUMBIA ADAPTIVE RETIREMENT 2030 FUND ETF/MF	55.29%
COLUMBIA SOLUTIONS CONSERVATIVE PORTFOLIO	JPMCB NA CUST FOR COLUMBIA ADAPTIVE RETIREMENT 2020 FUND ETF/MF	41.72%
COLUMBIA SOLUTIONS CONSERVATIVE PORTFOLIO	JPMCB NA CUST FOR COLUMBIA ADAPTIVE RETIREMENT 2030 FUND ETF/MF	56.07%

As of October 1st 2017

Fund	Name of Person	Ownership % of Series